Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Registration Number -------------) of our report dated September 8, 2003, except for Notes 2 and 3 which are as of November 11, 2004, on our audit of the financial statements as of July 31, 2003 and for the year then ended, which appear in the Form S-3 for the year ended July 31, 2004. We also consent to the reference to our firm under the caption "Experts".

/s/ Wiss & Company
WISS & COMPANY, LLP

Livingston, New Jersey
July 6, 2005